Exhibit 99

UTC REPORTS SECOND QUARTER 2014 RESULTS

•	EPS of $1.84, up 8% (up 12% ex. restructuring and one-time items)

•	Sales of $17.2 billion, including 3% organic growth

•	Increases lower end of 2014 EPS range, now expects EPS of $6.75 to $6.85

HARTFORD, Conn., July 22, 2014 - United Technologies Corp. (NYSE:UTX) reported second quarter earnings per share of $1.84 and net income attributable to common shareowners of $1.7 billion, both up 8 percent over the year ago quarter. Restructuring costs were offset by other net favorable one-time items, which include the Canadian Maritime Helicopter Program (CMHP) charge in the current quarter. Earnings per share in the year ago quarter included $0.05 of favorable one-time items net of restructuring costs. Excluding these items in both quarters, earnings per share increased 12 percent year over year.
Sales of $17.2 billion increased 7 percent, reflecting the benefit of organic growth (3 points) and a cumulative adjustment for the CMHP (5 points) partially offset by net divestitures (1 point). Second quarter segment operating profit decreased 15 percent over the prior year quarter, including the CMHP adjustment. Excluding restructuring costs and net one-time items, segment operating profit grew 8 percent with 90 basis points of operating margin expansion.
“Our focus on growth opportunities and execution in our core markets resulted in another solid quarter,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “We saw a fourth consecutive quarter of organic sales growth, along with strong margin expansion.”
Otis new equipment orders increased 3 percent over the year ago second quarter at constant currency, led by 44 percent growth in North America. Equipment orders at UTC Climate, Controls & Security increased 2 percent organically. Large commercial engine spares orders were down 6 percent at Pratt & Whitney and commercial spares orders increased 28 percent at UTC Aerospace Systems.
“With earnings up 11 percent, excluding the impact of restructuring and one-time items, UTC delivered a strong first half of the year,” said Chênevert. “Our solid backlogs, organic growth trends, and focus on execution give us confidence to increase the lower end of our earnings per share range. We now expect earnings per share of $6.75 to $6.85, up from $6.65 to $6.85 previously.”
Cash flow from operations was $1.7 billion and capital expenditures were $406 million in the quarter. Share repurchase was $335 million. As a result of increased working capital investment to support the aerospace upcycle, the company now anticipates 2014 cash flow from operations less capital expenditures to range from 90 to 100 percent of net income attributable to common shareowners. In addition, UTC now expects share repurchase of $1.25 billion and acquisitions of less than $1 billion for the year, from the previous expectation of $1 billion each.

United Technologies Corp., based in Hartford, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
All financial results and projections reflect continuing operations unless otherwise noted. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures, share repurchases and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; the development and production of new products and services; the impact of diversification across product lines, regions and industries; the outcome of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2014	2013	2014	2013
Net Sales	$17,191	$16,006	$31,936	$30,405
Costs and Expenses:
Cost of products and services sold	12,931	11,552	23,621	22,017
Research and development	666	631	1,290	1,241
Selling, general and administrative	1,623	1,737	3,219	3,364
Total Costs and Expenses	15,220	13,920	28,130	26,622
Other income, net	384	421	647	730
Operating profit	2,355	2,507	4,453	4,513
Interest expense, net	206	217	431	453
Income from continuing operations before income taxes	2,149	2,290	4,022	4,060
Income tax expense	359	645	926	1,063
Income from continuing operations	1,790	1,645	3,096	2,997
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	110	93	203	175
Income from continuing operations attributable to common shareowners	1,680	1,552	2,893	2,822
Discontinued Operations:
Income from operations	—	43	—	63
Loss on disposal	—	(25)	—	(40)
Income tax expense	—	(10)	—	(19)
Income from discontinued operations attributable to common shareowners	—	8	—	4
Net income attributable to common shareowners	$1,680	$1,560	$2,893	$2,826
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.87	$1.72	$3.21	$3.13
From discontinued operations attributable to common shareowners	—	0.01	—	0.01
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.84	$1.70	$3.16	$3.09
From discontinued operations attributable to common shareowners	—	0.01	—	0.01
Weighted Average Number of Shares Outstanding:
Basic shares	900	901	900	901
Diluted shares	915	914	915	914
As described on the following pages, consolidated results for the quarters and six months ended June 30, 2014 and 2013 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2014	2013	2014	2013
Net Sales
Otis	$3,365	$3,138	$6,320	$5,952
UTC Climate, Controls & Security	4,429	4,543	8,280	8,380
Pratt & Whitney	3,592	3,624	6,921	7,026
UTC Aerospace Systems	3,636	3,321	7,086	6,584
Sikorsky	2,384	1,566	3,745	2,815
Segment Sales	17,406	16,192	32,352	30,757
Eliminations and other	(215)	(186)	(416)	(352)
Consolidated Net Sales	$17,191	$16,006	$31,936	$30,405

Operating Profit
Otis	$693	$650	$1,263	$1,225
UTC Climate, Controls & Security	815	752	1,352	1,272
Pratt & Whitney	432	567	820	973
UTC Aerospace Systems	602	499	1,192	1,000
Sikorsky	(317)	156	(231)	246
Segment Operating Profit	2,225	2,624	4,396	4,716
Eliminations and other	249	4	288	25
General corporate expenses	(119)	(121)	(231)	(228)
Consolidated Operating Profit	$2,355	$2,507	$4,453	$4,513

Segment Operating Profit Margin
Otis	20.6%	20.7%	20.0%	20.6%
UTC Climate, Controls & Security	18.4%	16.6%	16.3%	15.2%
Pratt & Whitney	12.0%	15.6%	11.8%	13.8%
UTC Aerospace Systems	16.6%	15.0%	16.8%	15.2%
Sikorsky	(13.3)%	10.0%	(6.2)%	8.7%
Segment Operating Profit Margin	12.8%	16.2%	13.6%	15.3%

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2014 and 2013 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2014	2013	2014	2013
Non-Recurring items included in Net Sales:
Sikorsky	$830	$—	$830	$—

Restructuring Costs included in Operating Profit:
Otis	$(21)	$(39)	$(38)	$(49)
UTC Climate, Controls & Security	(25)	(16)	(68)	(38)
Pratt & Whitney	(5)	(93)	(47)	(100)
UTC Aerospace Systems	(4)	(33)	(10)	(41)
Sikorsky	—	(9)	(17)	(14)
Eliminations and other	—	—	—	—
	(55)	(190)	(180)	(242)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	—	—	—	38
Pratt & Whitney	(82)	193	(82)	193
Sikorsky	(466)	—	(466)	—
Eliminations and other	220	—	220	—
	(328)	193	(328)	231
Total impact on Consolidated Operating Profit	(383)	3	(508)	(11)
Non-Recurring items included in Interest Expense, Net	21	36	21	36
Tax effect of restructuring and non-recurring items above	108	(11)	150	5
Non-Recurring items included in Income Tax Expense	253	22	253	117
Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$(1)	$50	$(84)	$147
Impact on Diluted Earnings Per Share from Continuing Operations	$—	$0.05	$(0.09)	$0.16

Details of the non-recurring items for the quarters and six months ended June 30, 2014 and 2013 above are as follows:
Quarter Ended June 30, 2014
Pratt & Whitney:

•	Approximately $60 million charge to adjust the fair value of a Pratt & Whitney joint venture investment.

•	Approximately $22 million charge for impairment of assets related to a joint venture.
Sikorsky:

•
A cumulative adjustment to record $830 million in sales and $438 million in losses based upon the change in estimate required for the contractual amendments signed with the Canadian Government on the Maritime Helicopter program.

•	Approximately $28 million charge for the impairment of a Sikorsky joint venture investment.
Eliminations & Other: Approximately $220 million gain on an agreement with a state taxing authority for the monetization of tax credits.
Interest Expense, Net: Approximately $21 million of favorable pre-tax interest adjustments, primarily related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years.
Income Tax Expense: Approximately $253 million of favorable income tax adjustments related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years, as well as the settlement of state income taxes related to the disposition of the Hamilton Sundstrand Industrials businesses.
Quarter Ended June 30, 2013
Pratt & Whitney: Approximately $193 million gain from the sale of the Pratt & Whitney Power Systems business. This gain was not reclassified to "Discontinued Operations" due to our expected level of continuing involvement in the business post disposition.
Interest Expense, Net: Approximately $36 million of favorable pre-tax interest adjustments related to settlements for the Company's tax years prior to 2006, as well as the conclusion of certain IRS examinations of 2009 and 2010 tax years.
Income Tax Expense: Approximately $22 million of favorable income tax adjustments related to the conclusion of certain IRS examinations of 2009 and 2010 tax years.
Quarter Ended March 31, 2013
UTC Climate, Controls & Security: Approximately $38 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation, primarily due to a gain on the sale of a business in Hong Kong.
Income Tax Expense:  Approximately $95 million of favorable income tax adjustments as a result of the enactment of the American Taxpayer Relief Act of 2012 in January 2013. The $95 million is primarily related to the retroactive extension of the research and development credit to 2012.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2014	2013	2014	2013
Net Sales
Otis	$3,365	$3,138	$6,320	$5,952
UTC Climate, Controls & Security	4,429	4,543	8,280	8,380
Pratt & Whitney	3,592	3,624	6,921	7,026
UTC Aerospace Systems	3,636	3,321	7,086	6,584
Sikorsky	1,554	1,566	2,915	2,815
Segment Sales	16,576	16,192	31,522	30,757
Eliminations and other	(215)	(186)	(416)	(352)
Consolidated Net Sales	$16,361	$16,006	$31,106	$30,405

Adjusted Operating Profit
Otis	$714	$689	$1,301	$1,274
UTC Climate, Controls & Security	840	768	1,420	1,272
Pratt & Whitney	519	467	949	880
UTC Aerospace Systems	606	532	1,202	1,041
Sikorsky	149	165	252	260
Segment Operating Profit	2,828	2,621	5,124	4,727
Eliminations and other	29	4	68	25
General corporate expenses	(119)	(121)	(231)	(228)
Adjusted Consolidated Operating Profit	$2,738	$2,504	$4,961	$4,524

Adjusted Segment Operating Profit Margin
Otis	21.2%	22.0%	20.6%	21.4%
UTC Climate, Controls & Security	19.0%	16.9%	17.1%	15.2%
Pratt & Whitney	14.4%	12.9%	13.7%	12.5%
UTC Aerospace Systems	16.7%	16.0%	17.0%	15.8%
Sikorsky	9.6%	10.5%	8.6%	9.2%
Adjusted Segment Operating Profit Margin	17.1%	16.2%	16.3%	15.4%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2014	2013
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$4,962	$4,619
Accounts receivable, net	11,795	11,458
Inventories and contracts in progress, net	9,896	10,330
Other assets, current	2,988	3,035
Total Current Assets	29,641	29,442
Fixed assets, net	9,026	8,866
Goodwill	28,378	28,168
Intangible assets, net	15,715	15,521
Other assets	9,382	8,597
Total Assets	$92,142	$90,594

Liabilities and Equity
Short-term debt	$2,235	$500
Accounts payable	7,297	6,965
Accrued liabilities	14,798	15,335
Total Current Liabilities	24,330	22,800
Long-term debt	17,837	19,741
Other long-term liabilities	14,636	14,723
Total Liabilities	56,803	57,264
Redeemable noncontrolling interest	146	111
Shareowners' Equity:
Common Stock	14,939	14,638
Treasury Stock	(21,094)	(20,431)
Retained earnings	42,343	40,539
Accumulated other comprehensive loss	(2,403)	(2,880)
Total Shareowners' Equity	33,785	31,866
Noncontrolling interest	1,408	1,353
Total Equity	35,193	33,219
Total Liabilities and Equity	$92,142	$90,594

Debt Ratios:
Debt to total capitalization	36%	38%
Net debt to net capitalization	30%	32%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2014	2013	2014	2013
Operating Activities of Continuing Operations:
Income from continuing operations	$1,790	$1,645	$3,096	$2,997
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	468	439	935	883
Deferred income tax (benefit) provision	(8)	50	36	10
Stock compensation cost	58	63	118	133
Change in working capital	(478)	(66)	(999)	(264)
Global pension contributions	(60)	(22)	(144)	(51)
Other operating activities, net	(28)	(170)	35	(360)
Net cash flows provided by operating activities of continuing operations	1,742	1,939	3,077	3,348
Investing Activities of Continuing Operations:
Capital expenditures	(406)	(369)	(739)	(664)
Acquisitions and dispositions of businesses, net	(34)	511	72	1,233
Increase in collaboration intangible assets	(165)	(143)	(308)	(300)
Other investing activities, net	176	(230)	102	(161)
Net cash flows (used in) provided by investing activities of continuing operations	(429)	(231)	(873)	108
Financing Activities of Continuing Operations:
Repayment of long-term debt, net	(179)	(1,178)	(173)	(1,224)
Increase (decrease) in short-term borrowings, net	219	27	19	(302)
Dividends paid on Common Stock	(513)	(465)	(1,026)	(930)
Repurchase of Common Stock	(335)	(335)	(670)	(670)
Other financing activities, net	(41)	(17)	7	139
Net cash flows used in financing activities of continuing operations	(849)	(1,968)	(1,843)	(2,987)
Discontinued Operations:
Net cash provided by (used in) operating activities	—	21	—	(694)
Net cash provided by investing activities	—	402	—	351
Net cash flows provided by (used in) discontinued operations	—	423	—	(343)
Effect of foreign exchange rate changes on cash and cash equivalents	21	(35)	(18)	(53)
Net increase in cash and cash equivalents	485	128	343	73
Cash and cash equivalents, beginning of period	4,477	4,781	4,619	4,836
Cash and cash equivalents of continuing operations, end of period	$4,962	$4,909	$4,962	$4,909
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(Millions)	2014		2013

Net income from continuing operations attributable to common shareowners	$1,680		$1,552
Net cash flows provided by operating activities of continuing operations	$1,742		$1,939
Net cash flows provided by operating activities of continuing operations as a percentage of net income from continuing operations attributable to common shareowners		104%		125%
Capital expenditures	(406)		(369)
Capital expenditures as a percentage of net income from continuing operations attributable to common shareowners		(24)%		(24)%
Free cash flow from continuing operations	$1,336		$1,570
Free cash flow from continuing operations as a percentage of net income from continuing operations attributable to common shareowners		80%		101%

	Six Months Ended June 30,
	(Unaudited)
(Millions)	2014		2013

Net income attributable to common shareowners from continuing operations	$2,893		$2,822
Net cash flows provided by operating activities of continuing operations	$3,077		$3,348
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		106%		119%
Capital expenditures	(739)		(664)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(26)%		(24)%
Free cash flow from continuing operations	$2,338		$2,684
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		81%		95%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.